UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 21, 2006
UCBH Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-24947	94-3072450
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Montgomery Street
San Francisco, California	94111
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (415) 315-2800
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EXHIBIT 99.1

ITEM 1.02     TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT
     On February 21, 2006, the Agreement and Plan of Merger dated as of October 13, 2005 (the “Merger Agreement”) by and among UCBH Holdings, Inc. (“UCBH”), United Commercial Bank, a California state-chartered bank and a wholly-owned subsidiary of UCBH (“UCB”), and Great Eastern Bank, a New York state-chartered banking corporation, was terminated.
     Under the Merger Agreement, Great Eastern Bank was to merge with and into UCB, with UCB as the surviving corporation in such merger (the “Merger”), for a total consideration of approximately $103.6 million, comprised of approximately $51.8 million in cash and the issuance of 2,936,013 shares of UCBH common stock valued at approximately $51.8 million (based on an average price prior to announcement of $17.66 per share), and subject to certain adjustments detailed in the definitive agreement. The total consideration was to be adjusted based upon the appraised value of certain Great Eastern Bank assets, and the number of shares of UCBH common stock was possibly to be adjusted based upon the market value of UCBH common stock.
     However, on February 17, 2006, Great Eastern Bank provided written notice to UCBH indicating that, in order to comply with its fiduciary duties to Great Eastern Bank and to Great Eastern Bank’s shareholders, the Board of Directors of Great Eastern Bank, after consulting with its outside legal and financial advisors, had decided to accept a Superior Proposal (as defined in the Merger Agreement) from Cathay General Bancorp and Cathay Bank and to enter into the related definitive agreement. As a consequence, the notice indicated, Great Eastern Bank was exercising its right to terminate the Merger Agreement pursuant to Section 9.1(f) of the Merger Agreement. Such termination became effective on February 21, 2006, when UCBH notified Great Eastern Bank that UCBH elected not to exercise the right of further negotiation granted to UCBH under Section 9.1(f) and Great Eastern Bank paid the termination fee of $5,000,000 to UCBH.
     The press release issued by UCBH announcing that UCBH has elected not to pursue the acquisition of Great Eastern Bank is included as Exhibit 99.1 hereto and is incorporated herein by reference.
ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits The following exhibit is included with this Report:

Exhibit Number	Description

99.1	Press release of February 21, 2006, announcing that UCBH has elected not to increase its offer for Great Eastern Bank.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 21, 2006	By:	/s/ Thomas S. Wu
Thomas S. Wu
Chairman, President and Chief Executive Officer